Exhibit 3.1

ARTICLES OF AMENDMENT

Realty Finance Trust, Inc.

_______________________

(1)

(2)	Realty Finance Trust, Inc., a Maryland corporation (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

(3)	The charter of the Corporation is hereby amended as follows:

The name of the Corporation is hereby changed to Benefit Street Partners Realty Trust, Inc.

(4)	This amendment of the charter of the Corporation has been approved by the board of directors of the Corporation as required by the charter of the Corporation and Maryland law.

(5)	The undersigned Chief Executive Officer of the Corporation acknowledges this Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

ATTEST:

By:	/s/ Richard Byrne_______________________ Richard Byrne Chief Executive Officer	By:	/s/ Micah Goodman______________________ Micah Goodman Secretary